CHUGH
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CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation in this Current Report on Form 8-K/A of Mateon Therapeutics, Inc., of our report dated October 29, 2019 relating to the financial statements of PointR Data Inc. (which expresses an unqualified opinion), appearing in the financial statements of PointR Data, Inc. for the years ended December 31, 2018 and 2017.

Very truly yours,

Chugh CPAs LLP

Chugh CPAs LLP

January 16, 2020